Exhibit 15.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-113552, 333-132221 and 333-149553) of Magic Software Enterprises Ltd., of our report dated January 23, 2012, with respect to the financial statements of Magic Software Enterprises UK Limited as of December 31, 2011 which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2011.

Yours sincerely,

LEVY COHEN & CO.

/s/Levy Cohen & Co.

Registered Auditors and Certified

Public Accountants

26 March 2012